MERRILL LYNCH MORTGAGE INVESTORS TRUST
                               MLMI SERIES 2004-A3
                       MORTGAGE PASS-THROUGH CERTIFICATES

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 MASTER SERVICER
                  --------------------------------------------


                        Supplement dated August 26, 2004
                                       to
                   Prospectus Supplement dated August 25, 2004
                                       to
                         Prospectus dated June 18, 2004

         Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the prospectus supplement dated August 25, 2004.

         The CUSIPS assigned to the Certificates in the table on page S-1 of the prospectus supplement shall be replaced with the CUSIPS set forth as follows:


                                     CUSIP

                                  59020U HF 5

                                  59020U HG 3

                                  59020U HH 1

                                  59020U HJ 7

                                  59020U HK 4

                                  59020U HL 2

                                  59020U HM 0

                                  59020U HN 8

                                  59020U HP 3

                                  59020U HQ 1

                                  59020U HR 9

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         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass- Through Certificates, MLMI Series 2004-A3 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, MLMI Series 2004-A3 will be required to deliver a supplement, prospectus supplement and prospectus for ninety days following the date of this supplement.




                               MERRILL LYNCH & CO.